Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 250 356-8626

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

Notice of Articles

BUSINESS CORPORATIONS ACT	Carol Prest

This Notice of Articles was issued by the Registrar on: October 21, 2013 05:07 PM Pacific Time

Incorporation Number: C0831300

Recognition Date and Time: Continued into British Columbia on July 29, 2008 10:28 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:
THOMPSON CREEK METALS COMPANY INC.

REGISTERED OFFICE INFORMATION
Mailing Address:	Delivery Address:
1900 -355 BURRARD STREET	1900 -355 BURRARD STREET
VANCOUVER BC V6C 2G8	VANCOUVER BC V6C 2G8
CANADA	CANADA

RECORDS OFFICE INFORMATION
Mailing Address:	Delivery Address:
1900 -355 BURRARD STREET	1900 -355 BURRARD STREET
VANCOUVER BC V6C 2G8	VANCOUVER BC V6C 2G8
CANADA	CANADA

Page: 1 of 3

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
HADDON, TIMOTHY J.
Mailing Address:	Delivery Address:
312 HIGH STREET	312 HIGH STREET
DENVER CO 80218	DENVER CO 80218
UNITED STATES	UNITED STATES
Last Name, First Name, Middle Name:
O'NEIL, THOMAS J.
Mailing Address:	Delivery Address:
1757 TANGLE PEAK TRAIL	1757 TANGLE PEAK TRAIL
PRESCOTT AZ 86303	PRESCOTT AZ 86303
UNITED STATES	UNITED STATES
Last Name, First Name, Middle Name:
FREER, JAMES L.
Mailing Address:	Delivery Address:
1234 -108TH AVENUE, NE	1234 -108TH AVENUE, NE
BELLEVUE WA 98004	BELLEVUE WA 98004
UNITED STATES	UNITED STATES
Last Name, First Name, Middle Name:
ARSENAULT, DENIS C.
Mailing Address:	Delivery Address:
210 RUE DE LA RIVE	210 RUE DE LA RIVE
RACINE QC J0E 1Y0	RACINE QC J0E 1Y0
CANADA	CANADA
Last Name, First Name, Middle Name:
BANDUCCI, CAROL T.
Mailing Address:	Delivery Address:
401 BAY STREET, SUITE 3200	401 BAY STREET, SUITE 3200
TORONTO ON M5H 2V4	TORONTO ON M5H 2V4
CANADA	CANADA
Last Name, First Name, Middle Name:
Perron, Jacques
Mailing Address:	Delivery Address:
26 WEST DRY CREEK CIRCLE, SUITE 810	26 WEST DRY CREEK CIRCLE, SUITE 810
LITTLETON CO 80120	LITTLETON CO 80120
UNITED STATES	UNITED STATES
Last Name, First Name, Middle Name:
GEYER, JAMES P.
Mailing Address:	Delivery Address:
2417 S. FAIRWAY RIDGE	2417 S. FAIRWAY RIDGE
SPOKANE WA 99224	SPOKANE WA 99224
UNITED STATES	UNITED STATES

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AUTHORIZED SHARE STRUCTURE

1. No Maximum	COMMON shares	Without Par Value

Without Special Rights or Restrictions attached

2. No Maximum	FIRST PREFERRED SHARES	Without Par Value

Without Special Rights or Restrictions attached

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